SHARE PURCHASE WARRANTS TO PURCHASE
UP TO «No_of_Units» COMMON SHARES OF

MOSQUITO CONSOLIDATED GOLD MINES LIMITED

Warrant No: «Warrant_No»

THIS IS TO CERTIFY THAT «Placee_Name» of «Placee_Address» (the "Holder") has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to «No_of_Units» fully paid and non-assessable common shares (the "Shares") in the capital of MOSQUITO CONSOLIDATED GOLD MINES LIMITED (the "Company") at the price or prices set out in paragraph 1 below on or before 4:00 p.m. (Vancouver time) [2NDANNOFDISTDATE] (the "Expiry Date").

1.	ONE WARRANT AND $«F2yr_Price» IS REQUIRED TO PURCHASE ONE SHARE OF THE COMPANY IF PURCHASED PRIOR TO 4:00 P.M. OF THE EXPIRY DATE.

2.
These Warrants are issued subject to the terms and conditions attached to the Share Purchase Warrants issued by the Company (the "Terms and Conditions") and dated «Payment_Date» and the warrant holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions. These Warrants are non-transferable.

3.	A copy of the Terms and Conditions may be obtained from the registered office of the Company in the City of Vancouver, Province of British Columbia.

4.
Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to 4:00 o'clock in the afternoon (Vancouver time) on the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

5.	The resale restrictions applicable to the shares issuable upon the exercise of this Warrant shall expire [4month+1dayDate]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned, this _____ day of _________, 2007.

MOSQUITO CONSOLIDATED GOLD MINES LIMITED

Per: ____________________________
Authorized Signatory

FORM OF SUBSCRIPTION
TO:

«Transfer_Agent»
«Transfer_Agent_Address»

The undersigned holder of Share Purchase Warrants hereby subscribes for ____________ common shares of «Company_Name» (the "Company") at $_____ per share on the terms and conditions specified in the Share Purchase Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the shares.

The undersigned hereby directs that the shares be registered as follows:

Name(s) in Full	Number of Shares

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss.)

Dated this ______________, 2007.

________________________                     ________________________
Signature of Witness     Signature of Warrant Holder

________________________
Print name of Witness

________________________
Address of Witness, in full

________________________

INSTRUCTIONS FOR SUBSCRIPTION

The signature to this subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatsoever must be guaranteed by a chartered bank or a broker who is a member of a recognized stock exchange or by some other person satisfactory to «Transfer_Agent».

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of «Transfer_Agent». If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.